Exhibit 99.1

Natural Resource Partners L.P.
1201 Louisiana St., Suite 3400, Houston, TX 77002

NEWS RELEASE
Natural Resource Partners L.P. Reports First Quarter 2022 Results and
Increase in First Quarter 2022 Distribution from $0.45 to $0.75 per Unit

HOUSTON, May 5, 2022 - Natural Resource Partners L.P. (NYSE:NRP) today reported first quarter 2022 results as follows:

	For the Three Months Ended	Last Twelve Months Ended
(In thousands) (Unaudited)	March 31, 2022
Operating cash flow	$52,331	$150,935
Free cash flow (1)	52,331	151,557
Cash flow cushion (last twelve months) (1)		41,446

Net income	$63,899	$164,420
Adjusted EBITDA (1)	75,566	207,484

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.
"Strong demand for metallurgical coal, thermal coal, and soda ash continues to drive robust financial performance in our business segments,” stated Craig Nunez, NRP’s president and chief operating officer. “NRP generated $52 million of free cash flow in the first quarter of 2022 and $152 million over the last twelve months, representing increases of 120% and 85% respectively over the comparable prior periods."

Mr. Nunez, continued, "In light of the Partnership’s substantial free cash flow generation, solid liquidity and positive outlook for its business lines, we plan to accelerate our deleveraging and return additional cash to common unitholders. We are pleased to announce that the board of directors of our general partner approved an increase in our common unit distribution from $0.45 to $0.75 as it relates to the first quarter of 2022."

NRP's liquidity was $235.6 million at March 31, 2022, consisting of $135.6 million of cash and $100.0 million of borrowing capacity available under its revolving credit facility.

The cash distribution of $0.75 per common unit is to be paid on May 24, 2022 to unitholders of record on May 17, 2022. In addition, the board declared a $7.5 million cash distribution on the preferred units. Future distributions on NRP's common and preferred units will be determined on a quarterly basis by the board of directors. The board of directors considers numerous factors each quarter in determining cash distributions, including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability and the level of cash reserves that the board determines is necessary for future operating and capital needs.

Segment Performance
Mineral Rights
Mineral Rights net income for the first quarter of 2022 increased $42.5 million as compared to the prior year period. Free cash flow for the first quarter increased $21.7 million as compared to the prior year period. These increases were primarily due to stronger metallurgical coal demand and pricing in 2022. Approximately 80% of coal royalty revenues and approximately 50% of coal royalty sales volumes were derived from metallurgical coal in the first quarter of 2022.

Metallurgical coal prices reached record levels during the first quarter of 2022 driven by strong demand for steel and a relatively subdued supply response for coking coal which has yet to reach pre-pandemic production levels due to labor shortages and global supply chain interruptions. Despite the negative impact on steel production resulting from COVID-19 lockdowns in China, NRP expects the supply-demand balance for metallurgical coal to remain tight for the foreseeable future and should provide further support for domestic and international prices.

Thermal coal demand and pricing remains strong due to the increased demand for electricity and constrained growth in thermal coal production. Labor shortages, global supply chain interruptions, and environmental and political pressures are limiting the ability of operators to increase thermal coal production to meet domestic and international demand. In addition, higher natural gas prices and boycotts on Russian coal caused by the war in Ukraine are further amplifying the tightness in thermal coal markets. Due to these factors, the near-term outlook for thermal coal prices is positive.

As announced previously, in the first quarter NRP executed on its first subsurface carbon dioxide ("CO2") sequestration transaction by granting Denbury the right to develop a world-class subsurface CO2 sequestration project on 75,000 acres of underground pore space NRP owns in southwest Alabama with the potential to store over 300 million metric tons of CO2. This project, if developed, will be the first subsurface CO2 sequestration project on the approximately 3.5 million acres where NRP owns the rights to sequester CO2 underground across the United States. While the timing and likelihood of additional cash flows being realized from further subsurface carbon dioxide sequestration opportunities, or other transitional energy opportunities such as the generation of electricity using geothermal, solar and wind energy activities is uncertain, NRP believes its large ownership footprint throughout the United States will provide additional opportunities to create value in this regard with minimal capital investment by NRP.
Soda Ash
Soda Ash net income in the first quarter of 2022 increased $12.8 million as compared to the prior year period primarily as a result of increased sales prices. Free cash flow in the first quarter of 2022 increased $9.3 million as compared to the prior year period due to Sisecam Wyoming reinstating its regular quarterly cash distributions beginning in the fourth quarter of 2021. Strong demand growth for soda ash, driven by global secular trends including the investments in renewable energy, the electrification of the global auto fleet, and urbanization, coupled with constrained soda ash supply in part due to COVID-19 flash lockdowns in China have allowed Sisecam Wyoming to successfully pass on input cost inflation resulting in improved financial results in the first quarter of 2022.
Corporate and Financing
Corporate and Financing costs in the first quarter were relatively flat as compared to the prior year period. Free cash flow in the first quarter of 2022 decreased $2.4 million as compared to the prior year period primarily due to an increase in incentive compensation paid out in the first quarter of 2022 as a result of improved operating results in 2021, partially offset by lower cash paid for interest as a result of less debt outstanding.

As noted earlier, NRP declared a first quarter 2022 cash distribution of $0.75 per common unit of NRP, an increase compared to $0.45 paid last quarter, and a $7.5 million cash distribution on the preferred units. The decision to increase common unit distributions was based on the Partnership’s substantial free cash flow generation, solid liquidity and positive outlook for its business lines, coupled with higher expected common unitholder income tax liability for 2022 resulting from the Partnership’s improved financial performance.

Conference Call
A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link: http://www.directeventreg.com/registration/event/8074715. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full call we suggest registering at least 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.
Withholding Information for Foreign Investors

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of NRP's distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, NRP's distributions to foreign investors are subject to federal income tax withholding at the highest applicable rate.
Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of properties in the United States including coal, industrial minerals and other natural resources, as well as rights to conduct carbon sequestration and renewable energy activities. NRP also owns an equity investment in Sisecam Wyoming LLC, one of the world’s lowest-cost producers of soda ash.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the Partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: the effects of the global COVID-19 pandemic; future distributions on the Partnership’s common and preferred units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees, including Foresight Energy; Sisecam Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.
“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.
“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures and cash flow used in acquisition costs classified as investing or financing activities. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Cash flow cushion" is a non-GAAP financial measure that we define as free cash flow less one-time beneficial items, mandatory Opco debt repayments, preferred unit distributions and redemption of PIK units, common unit distributions and warrant cash settlements. Cash flow cushion is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Cash flow cushion is a supplemental liquidity measure used by our management to assess the Partnership's ability to make or raise cash distributions to our common and preferred unitholders and our general partner and repay debt or redeem preferred units.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income

	For the Three Months Ended
	March 31,		December 31,
(In thousands, except per unit data)	2022	2021	2021
Revenues and other income
Royalty and other mineral rights	$71,083	$32,927	$70,774
Transportation and processing services	3,796	2,192	2,507
Equity in earnings of Sisecam Wyoming	14,837	1,973	10,625
Gain on asset sales and disposals	—	59	2
Total revenues and other income	$89,716	$37,151	$83,908

Operating expenses
Operating and maintenance expenses	$8,076	$5,552	$7,973
Depreciation, depletion and amortization	3,868	5,092	3,930
General and administrative expenses	4,467	4,110	5,810
Asset impairments	19	4,043	986
Total operating expenses	$16,430	$18,797	$18,699

Income from operations	$73,286	$18,354	$65,209

Interest expense, net	$(9,387)	$(9,973)	$(9,568)

Net income	$63,899	$8,381	$55,641
Less: income attributable to preferred unitholders	(7,500)	(7,727)	(8,079)
Net income attributable to common unitholders and the general partner	$56,399	$654	$47,562

Net income attributable to common unitholders	$55,271	$641	$46,611
Net income attributable to the general partner	1,128	13	951

Net income per common unit
Basic	$4.45	$0.05	$3.77
Diluted	3.11	0.05	2.42

Net income	$63,899	$8,381	$55,641
Comprehensive income (loss) from unconsolidated investment and other	2,545	732	(4,580)
Comprehensive income	$66,444	$9,113	51,061

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended
	March 31,		December 31,
(In thousands)	2022	2021	2021
Cash flows from operating activities
Net income	$63,899	$8,381	$55,641
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation, depletion and amortization	3,868	5,092	3,930
Distributions from unconsolidated investment	13,230	3,920	7,350
Equity earnings from unconsolidated investment	(14,837)	(1,973)	(10,625)
Gain on asset sales and disposals	—	(59)	(2)
Asset impairments	19	4,043	986
Bad debt expense	1,028	383	857
Unit-based compensation expense	1,448	1,126	1,202
Amortization of debt issuance costs and other	375	269	366
Change in operating assets and liabilities:
Accounts receivable	(7,579)	(3,331)	(2,083)
Accounts payable	(60)	(10)	481
Accrued liabilities	(7,156)	(3,034)	3,859
Accrued interest	7,250	7,133	(7,472)
Deferred revenue	(7,316)	(146)	2,428
Other items, net	(1,838)	1,406	(1,757)
Net cash provided by operating activities	$52,331	$23,200	$55,161
Cash flows from investing activities
Proceeds from asset sales and disposals	$—	$59	$—
Return of long-term contract receivable	—	541	541
Net cash provided by investing activities	$—	$600	$541
Cash flows from financing activities
Debt repayments	$(16,697)	$(16,696)	$(20,335)
Distributions to common unitholders and the general partner	(5,672)	(5,630)	(5,672)
Distributions to preferred unitholders	(7,500)	(3,806)	(3,980)
Redemption of preferred units paid-in-kind	(19,579)	—	—
Warrant settlement	—	—	(9,183)
Other items	(2,813)	(691)	(1)
Net cash used in financing activities	$(52,261)	$(26,823)	$(39,171)

Net increase (decrease) in cash and cash equivalents	$70	$(3,023)	$16,531
Cash and cash equivalents at beginning of period	135,520	99,790	118,989
Cash and cash equivalents at end of period	$135,590	$96,767	$135,520

Supplemental cash flow information:
Cash paid for interest	$1,644	$2,320	$16,549
Non-cash investing and financing activities:
Plant, equipment, mineral rights and other funded with accounts payable or accrued liabilities	$—	$992	$—
Preferred unit distributions paid-in-kind	—	3,806	3,980

Natural Resource Partners L.P.
Financial Tables

Consolidated Balance Sheets

	March 31,	December 31,
(In thousands, except unit data)	2022	2021
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$135,590	$135,520
Accounts receivable, net	32,729	24,538
Other current assets, net	3,510	2,723
Total current assets	$171,829	$162,781
Land	24,008	24,008
Mineral rights, net	433,965	437,697
Intangible assets, net	16,019	16,130
Equity in unconsolidated investment	280,156	276,004
Long-term contract receivable, net	30,783	31,371
Other long-term assets, net	5,528	5,832
Total assets	$962,288	$953,823
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$1,896	$1,956
Accrued liabilities	3,388	10,297
Accrued interest	8,463	1,213
Current portion of deferred revenue	15,420	11,817
Current portion of long-term debt, net	39,046	39,102
Total current liabilities	$68,213	$64,385
Deferred revenue	39,126	50,045
Long-term debt, net	378,163	394,443
Other non-current liabilities	4,803	5,018
Total liabilities	$490,305	$513,891
Commitments and contingencies
Class A Convertible Preferred Units (250,000 and 269,321 units issued and outstanding at March 31, 2022 and December 31, 2021, respectively, at $1,000 par value per unit; liquidation preference of $1,850 per unit at March 31, 2022 and December 31, 2021)	$164,587	$183,908
Partners’ capital:
Common unitholders’ interest (12,505,996 and 12,351,306 units issued and outstanding at March 31, 2022 and December 31, 2021, respectively),	$250,767	$203,062
General partner’s interest	2,909	1,787
Warrant holders' interest	47,964	47,964
Accumulated other comprehensive income	5,756	3,211
Total partners’ capital	$307,396	$256,024
Total liabilities and partners' capital	$962,288	$953,823

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital
	Common Unitholders		General Partner	Warrant Holders	Accumulated Other Comprehensive Income	Total Partners' Capital

(In thousands)	Units	Amounts
Balance at December 31, 2021	12,351	$203,062	$1,787	$47,964	$3,211	$256,024
Net income (1)	—	62,621	1,278	—	—	63,899
Distributions to common unitholders and the general partner	—	(5,559)	(113)	—	—	(5,672)
Distributions to preferred unitholders	—	(7,603)	(155)	—	—	(7,758)
Issuance of unit-based awards	155	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	(1,754)	—	—	—	(1,754)
Capital contribution	—	—	112	—	—	112
Comprehensive income from unconsolidated investment and other	—	—	—	—	2,545	2,545
Balance at March 31, 2022	12,506	$250,767	$2,909	$47,964	$5,756	$307,396

(1)Net income includes $7.5 million of income attributable to preferred unitholders that accumulated during the period, of which $7.4 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.

	Common Unitholders		General Partner	Warrant Holders	Accumulated Other Comprehensive Income	Total Partners' Capital

(In thousands)	Units	Amounts
Balance at December 31, 2020	12,261	$136,927	$459	$66,816	$322	$204,524
Net income (1)	—	8,213	168	—	—	8,381
Distributions to common unitholders and the general partner	—	(5,517)	(113)	—	—	(5,630)
Distributions to preferred unitholders	—	(7,461)	(152)	—	—	(7,613)
Issuance of unit-based awards	90	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	215	—	—	—	215
Capital contribution	—	—	32	—	—	32
Comprehensive income from unconsolidated investment and other	—	—	—	—	732	732
Balance at March 31, 2021	12,351	$132,377	$394	$66,816	$1,054	$200,641

(1)Net income includes $7.7 million of income attributable to preferred unitholders that accumulated during the period, of which $7.6 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)
The following table presents NRP's unaudited business results by segment for the three months ended March 31, 2022 and 2021 and December 31, 2021:

	Operating Segments
	Mineral Rights		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended March 31, 2022
Revenues	$74,879	$14,837	$—	$89,716
Gain on asset sales and disposals	—	—	—	—
Total revenues and other income	$74,879	$14,837	$—	$89,716
Asset impairments	$19	$—	$—	$19
Net income (loss)	$62,967	$14,786	$(13,854)	$63,899
Adjusted EBITDA (1)	$66,854	$13,179	$(4,467)	$75,566
Cash flow provided by (used in) continuing operations:
Operating activities	$48,176	$13,195	$(9,040)	$52,331
Investing activities	$—	$—	$—	$—
Financing activities	$(614)	$—	$(51,647)	$(52,261)
Distributable cash flow (1)	$48,176	$13,195	$(9,040)	$52,331
Free cash flow (1)	$48,176	$13,195	$(9,040)	$52,331

For the Three Months Ended March 31, 2021
Revenues	$35,119	$1,973	$—	$37,092
Gain on asset sales and disposals	59	—	—	59
Total revenues and other income	$35,178	$1,973	$—	$37,151
Asset impairments	$4,043	$—	$—	$4,043
Net income (loss)	$20,488	$1,953	$(14,060)	$8,381
Adjusted EBITDA (1)	$29,646	$3,900	$(4,110)	$29,436
Cash flow provided by (used in) continuing operations:
Operating activities	$25,962	$3,888	$(6,650)	$23,200
Investing activities	$600	$—	$—	$600
Financing activities	$(132)	$—	$(26,691)	$(26,823)
Distributable cash flow (1)	$26,562	$3,888	$(6,650)	$90,248
Free cash flow (1)	$26,503	$3,888	$(6,650)	$23,741

For the Three Months Ended December 31, 2021
Revenues	$73,281	$10,625	$—	$83,906
Gain on asset sales and disposals	2	—	—	2
Total revenues and other income	$73,283	$10,625	$—	$83,908
Asset impairments	$986	$—	$—	$986
Net income (loss)	$60,432	$10,587	$(15,378)	$55,641
Adjusted EBITDA (1)	$65,348	$7,312	$(5,810)	$66,850
Cash flow provided by (used in) continuing operations:
Operating activities	$67,887	$7,289	$(20,015)	$55,161
Investing activities	$541	$—	$—	$541
Financing activities	$—	$—	$(39,171)	$(39,171)
Distributable cash flow (1)	$68,428	$7,289	$(20,015)	$55,702
Free cash flow (1)	$68,428	$7,289	$(20,015)	$55,702

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Mineral Rights

	For the Three Months Ended
	March 31,		December 31,
(In thousands, except per ton data)	2022	2021	2021
Coal sales volumes (tons)
Appalachia
Northern	428	120	388
Central	3,251	2,650	3,455
Southern	361	100	513
Total Appalachia	4,040	2,870	4,356
Illinois Basin	1,502	2,658	1,401
Northern Powder River Basin	1,238	1,059	860
Gulf Coast	69	—	42
Total coal sales volumes	6,849	6,587	6,659
Coal royalty revenue per ton
Appalachia
Northern	$10.14	$3.64	$8.81
Central	11.37	4.22	7.77
Southern	17.56	5.28	7.73
Illinois Basin	2.20	2.06	2.05
Northern Powder River Basin	3.74	3.37	3.41
Gulf Coast	0.55	—	0.62
Combined average coal royalty revenue per ton	8.12	3.22	6.01
Coal royalty revenues
Appalachia
Northern	$4,341	$437	$3,419
Central	36,980	11,195	26,841
Southern	6,340	528	3,965
Total Appalachia	47,661	12,160	34,225
Illinois Basin	3,303	5,483	2,873
Northern Powder River Basin	4,632	3,573	2,929
Gulf Coast	38	—	26
Unadjusted coal royalty revenues	55,634	21,216	$40,053
Coal royalty adjustment for minimum leases	(185)	(5,851)	(2,059)
Total coal royalty revenues	$55,449	$15,365	$37,994
Other revenues
Production lease minimum revenues	$1,592	$3,450	$4,028
Minimum lease straight-line revenues	4,783	6,096	4,791
Forest CO2 sequestration revenues	—	—	13,790
Wheelage revenues	3,717	1,781	4,476
Property tax revenues	1,472	1,469	1,506
Coal overriding royalty revenues	258	1,859	775
Lease amendment revenues	880	868	1,537
Aggregates royalty revenues	770	454	550
Oil and gas royalty revenues	1,814	1,366	1,086
Other revenues	348	219	241
Total other revenues	$15,634	$17,562	$32,780
Royalty and other mineral rights	$71,083	$32,927	$70,774
Transportation and processing services revenues	3,796	2,192	2,507
Gain on asset sales and disposals	—	59	2
Total Mineral Rights segment revenues and other income	$74,879	$35,178	$73,283

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Adjusted EBITDA

	Mineral Rights		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended March 31, 2022
Net income (loss)	$62,967	$14,786	$(13,854)	$63,899
Less: equity earnings from unconsolidated investment	—	(14,837)	—	(14,837)
Add: total distributions from unconsolidated investment	—	13,230	—	13,230
Add: interest expense, net	—	—	9,387	9,387
Add: depreciation, depletion and amortization	3,868	—	—	3,868
Add: asset impairments	19	—	—	19
Adjusted EBITDA	$66,854	$13,179	$(4,467)	$75,566

For the Three Months Ended March 31, 2021
Net income (loss)	$20,488	$1,953	$(14,060)	$8,381
Less: equity earnings from unconsolidated investment	—	(1,973)	—	(1,973)
Add: total distributions from unconsolidated investment	—	3,920	—	3,920
Add: interest expense, net	23	—	9,950	9,973
Add: depreciation, depletion and amortization	5,092	—	—	5,092
Add: asset impairments	4,043	—	—	4,043
Adjusted EBITDA	$29,646	$3,900	$(4,110)	$29,436

For the Three Months Ended December 31, 2021
Net income (loss)	$60,432	$10,587	$(15,378)	$55,641
Less: equity earnings from unconsolidated investment	—	(10,625)	—	(10,625)
Add: total distributions from unconsolidated investment	—	7,350	—	7,350
Add: interest expense, net	—	—	9,568	9,568
Add: depreciation, depletion and amortization	3,930	—	—	3,930
Add: asset impairments	986	—	—	986
Adjusted EBITDA	$65,348	$7,312	$(5,810)	$66,850

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Mineral Rights		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended March 31, 2022
Net cash provided by (used in) operating activities of continuing operations	$48,176	$13,195	$(9,040)	$52,331
Add: proceeds from asset sales and disposals	—	—	—	—
Add: return of long-term contract receivable	—	—	—	—
Distributable cash flow	$48,176	$13,195	$(9,040)	$52,331
Less: proceeds from asset sales and disposals	—	—	—	—
Free cash flow	$48,176	$13,195	$(9,040)	$52,331

Net cash provided by investing activities	$—	$—	$—	$—
Net cash used in financing activities	(614)	—	(51,647)	(52,261)

For the Three Months Ended March 31, 2021
Net cash provided by (used in) operating activities of continuing operations	$25,962	$3,888	(6,650)	$23,200
Add: proceeds from asset sales and disposals	59	—	—	59
Add: return of long-term contract receivable	541	—	—	541
Distributable cash flow	$26,562	$3,888	$(6,650)	$23,800
Less: proceeds from asset sales and disposals	(59)	—	—	(59)
Free cash flow	$26,503	$3,888	$(6,650)	$23,741

Net cash provided by investing activities	$600	$—	$—	$600
Net cash used in financing activities	(132)	—	(26,691)	(26,823)

For the Three Months Ended December 31, 2021
Net cash provided by (used in) operating activities of continuing operations	$67,887	$7,289	$(20,015)	$55,161
Add: proceeds from asset sales and disposals	—	—	—	—
Add: return of long-term contract receivable	541	—	—	541
Distributable cash flow	$68,428	$7,289	$(20,015)	$55,702
Less: proceeds from asset sales and disposals	—	—	—	—
Free cash flow	$68,428	$7,289	$(20,015)	$55,702

Net cash provided by investing activities	$541	$—	$—	$541
Net cash used in financing activities	$—	$—	$(39,171)	$(39,171)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Cash Flow Cushion

	For the Three Months Ended
(In thousands)	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	Last 12 Months
Net cash provided by operating activities of continuing operations	$13,384	$30,059	$55,161	$52,331	$150,935
Add: proceeds from asset sales and disposals	116	74	—	—	190
Add: return of long-term contract receivable	541	540	541	—	1,622
Distributable cash flow	$14,041	$30,673	$55,702	$52,331	$152,747
Less: proceeds from asset sales and disposals	(116)	(74)	—	—	(190)
Less: acquisition costs	(1,000)	—	—	—	(1,000)
Free cash flow	$12,925	$30,599	$55,702	$52,331	$151,557
Less: mandatory Opco debt repayments	(2,365)	—	(20,335)	(16,697)	(39,397)
Less: preferred unit distributions and redemption of PIK units	(3,864)	(3,921)	(3,980)	(27,079)	(38,844)
Less: common unit distributions	(5,672)	(5,671)	(5,672)	(5,672)	(22,687)
Less: warrant cash settlement	—	—	(9,183)	—	(9,183)
Cash flow cushion	$1,024	$21,007	$16,532	$2,883	$41,446

March 31, 2021 LTM Free Cash Flow

	For the Three Months Ended
(In thousands)	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	Last 12 Months
Net cash provided by operating activities of continuing operations	$19,935	$24,323	$13,155	$23,200	$80,613
Add: proceeds from asset sales and disposals	507	—	116	59	682
Add: proceeds from sale of discontinued operations	—	—	1	—	1
Add: return of long-term contract receivable	858	332	660	541	2,391
Distributable cash flow	$21,300	$24,655	$13,932	$23,800	$83,687
Less: proceeds from asset sales and disposals	(507)	—	(116)	(59)	(682)
Less: proceeds from sale of discontinued operations	—	—	(1)	—	(1)
Less: acquisition costs	(1,000)	—	—	—	(1,000)
Free cash flow	$19,793	$24,655	$13,815	$23,741	$82,004

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Leverage Ratio

	For the Three Months Ended
(In thousands)	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	Last Twelve Months
Net income	$15,382	$29,498	$55,641	$63,899	$164,420
Less: equity earnings from unconsolidated investment	(2,601)	(6,672)	(10,625)	(14,837)	(34,735)
Add: total distributions from unconsolidated investment	—	—	7,350	13,230	20,580
Add: interest expense, net	9,683	9,652	9,568	9,387	38,290
Add: depreciation, depletion and amortization	4,871	5,182	3,930	3,868	17,851
Add: asset impairments	16	57	986	19	1,078
Adjusted EBITDA	$27,351	$37,717	$66,850	$75,566	$207,484

Debt—at March 31, 2022					$421,787

Leverage Ratio (1)					2.0	x

(1)Leverage Ratio is calculated as the outstanding principal of NRP's debt as of March 31, 2022 divided by the last twelve months' Adjusted EBITDA. Note that Adjusted EBITDA under the indenture governing NRP's 2025 parent company notes may be different than the amount shown above. However, NRP's last twelve months Leverage ratio as of March 31, 2022, was 2.0x as calculated under the indenture governing NRP's 2025 parent company notes.

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